EXHIBIT 99.1

Tekmira Announces Completion of the Merger With OnCore Creating a Leading Hepatitis B Solutions Company

VANCOUVER, British Columbia, March 4, 2015 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) announced today the completion of the merger with OnCore Biopharma, Inc. The merger creates an industry-leading therapeutic solutions company focused on developing a cure for chronic hepatitis B virus infection (HBV) by advancing a deep and broad portfolio of clinical and preclinical assets toward a combination therapeutic approach.

The transaction was approved by 99.5% of votes cast by Tekmira shareholders voting at a Special Meeting held on Tuesday, March 3, 2015, and representing 51.2% of shareholders of the company. The transaction has also received all requisite regulatory approvals in the U.S. and Canada. The total shares outstanding on closing of the transaction are 46,517,496 with fully diluted shares of 49,657,061.

"This exciting merger transforms Tekmira from a technology-based development company into a therapeutic solutions company, mobilizing what we believe is an unprecedented portfolio of high-value assets, plus the scientific expertise and development capabilities focused on discovering and developing a cure for HBV, a global unmet medical need," said Dr. Mark Murray, Tekmira's Chief Executive Officer. "Tekmira's unique business model combines multiple technologies and assets under one roof, enabling us to efficiently and rapidly evaluate a combination of therapeutic agents targeting multiple aspects of viral persistence. We intend to advance the most promising product candidates from our portfolio through clinical development as combination regimens, and to continue to evaluate new opportunities to expand our therapeutic reach. Our strategy is to maximize product opportunities, while reducing the risk associated with any single asset, which we believe provides a pathway to sustained value creation. We believe this strategy is unique in the industry today, and is one of our company's most compelling features."

"This transaction creates a new company committed to delivering a cure for the global epidemic of HBV infection," said Vivek Ramaswamy, Tekmira's Chairman of the Board. "We have assembled a world-class management team and Board of Directors whose achievements include developing a cure for hepatitis C, pioneering RNAi drug discovery and development, and creating significant value for shareholders. The new Board of Directors intends to act rapidly and decisively to deliver value to shareholders."

The new corporate leadership team is comprised of executives from both Tekmira and OnCore. Dr. Mark Murray will continue to serve as CEO. Patrick T. Higgins will serve as COO. Bruce Cousins will continue to serve as CFO. Dr. Michael J. Sofia, will serve as Chief Scientific Officer. Dr. Michael Abrams will continue to serve as Chief Discovery Officer. Dr. William T. Symonds III, formerly VP of Clinical Research at Gilead Sciences, will serve as Chief Development Officer.

The new Tekmira Board of Directors is comprised of the following members.

  Mr. Ramaswamy, the prior Chairman of OnCore, and currently President and CEO of Roivant Sciences, Inc., will serve as Chairman.
  Dr. Mark Murray is Tekmira's CEO.
  Mr. Herb Conrad is the former U.S. President of the Roche Pharmaceuticals Division. Mr. Conrad previously served as Chairman of Pharmasset through its acquisition by Gilead Sciences in 2012.
  Mr. Richard Henriques is the former CFO for the Bill & Melinda Gates Foundation, and previously served in executive roles at Merck & Co.
  Dr. Keith Manchester serves as Managing Director and Head of Life Sciences for QVT Financial LP.
  Mr. Frank Karbe is the former CFO of Exelixis, Inc., and was previously an investment banker for Goldman Sachs & Co.
  Dr. William Symonds is Tekmira's Chief Development Officer. Dr. Symonds previous affiliations include Gilead Sciences and Pharmasset, where he was responsible for the development of Sovaldi® (sofosbuvir).

Corporate Structure

The merged company will continue with the Tekmira branding and will continue to trade under the ticker symbol of "TKMR" until a new corporate identity is launched and its ticker symbol is changed. The Company will be headquartered in Vancouver, Canada, with offices in Doylestown, Pennsylvania, USA.  The two companies will be combining operations and integration will be completed in the coming months.

Hepatitis B

Hepatitis B is a serious infection of the liver caused by the hepatitis B virus (HBV) and is considered a major global health problem.  Hepatitis B infection can cause chronic liver disease, which increases a patient's risk of death from liver cirrhosis and liver cancer.  Estimates from the Centers for Disease Control and Prevention (CDC) indicate that up to 350 million people globally may be chronically infected with hepatitis B and, according to the World Health Organization (WHO), more than 780,000 people die every year due to hepatitis B.  Most currently available therapies aim to suppress this viral infection but do not lead to a cure in the overwhelming majority of patients.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection (HBV). Our strategy is to target the three pillars necessary to develop a curative regimen for HBV, including suppressing HBV replication within liver cells, stimulating and reactivating the body's immune system so that it can mount an effective defense against the virus and, most importantly, eliminating the reservoir of viral genomic material known as covalently closed circular DNA, or cccDNA, that is the source of HBV persistence. Our portfolio of assets includes eight drug candidates for use in combination to develop a cure for HBV, and includes our product TKM-HBV currently in Phase 1 clinical studies.

We are also developing a pipeline of oncology, anti-viral and metabolic therapeutics that leverage our expertise in RNA interference (RNAi) therapeutics and leading Lipid Nanoparticle (LNP) technology. RNAi and LNP technology have the potential to generate new therapeutics that take advantage of the body's own natural processes to silence disease causing genes, or more specifically, to eliminate specific gene-products, from the cell. We intend to continue the clinical development of TKM-PLK1 for advanced gastrointestinal neuroendocrine tumors, adrenocortical carcinoma and hepatocellular carcinoma; and TKM-Ebola, and TKM-Ebola-Guinea for ebola virus disease. Our metabolic programs and TKM-Marburg are in pre-clinical development.

With a proven management team and scientific leadership in antiviral and RNAi drug discovery and development, we are developing a robust pipeline of products with the goal of optimizing value for our shareholders and partners, and to serve patients worldwide.

Tekmira is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.tekmira.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about Tekmira's development focus; Tekmira's intent to advance the most promising product candidates from the portfolio through clinical development as combination regimens, and to continue to evaluate new opportunities to expand therapeutic reach; Tekmira's strategy; the intent of Tekmira's Board of Directors; the members of the new corporate leadership team; the branding, trading, and location of the merged company; the timing of integration of the two companies; Tekmira's product pipeline; and the continued clinical development of TKM-PLK1, TKM-Ebola, and TKM-Ebola-Guinea.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things: continued suitability of Tekmira's planned development and strategy; the continued availability, suitability, and willingness of the directors and officers; the continued suitability of Tekmira's branding, trading, and location; the successful integration of Tekmira and OnCore business and operations; and the efficacy of Tekmira's product pipeline. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: there may be a negative impact of the announcement of the closing of the merger on Tekmira's or OnCore's relationships with its employees, existing or potential future customers, and collaborators; the parties may not be able to realize anticipated synergies and costs savings of the merger; some or all of the new directors and officers may no longer be willing or able to serve; Tekmira may not be able to successfully integrate OnCore's operations and employees in a timely, efficient, and effective manner; Tekmira's product pipeline may not have the desired efficacy, or the needs of the market may shift; and economic and capital market conditions may worsen. A more complete discussion of the risks and uncertainties facing Tekmira appears in the section entitled "Risk Factors" in the definitive proxy statement filed with the SEC, Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
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